UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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OfficeMax Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OFFICEMAX INCORPORATED
SUPPLEMENTAL INFORMATION FOR
THE ANNUAL MEETING OF STOCKHOLDERS
Wednesday, April 23, 2008
10:00 a.m., Central Daylight Time
Holiday Inn Select
1801 N. Naper Blvd.
Naperville, Illinois 60563

March 28, 2008

To: OfficeMax Incorporated Stockholders:

        The following supplements our proxy statement, dated March 10, 2008, in connection with our annual meeting on April 23, 2008. Proposal No. 3 in our proxy statement asks our stockholders to vote "FOR" the amendment to the OfficeMax Incentive and Performance Plan (the "OMIPP").

        After filing our proxy statement, it came to our attention that Section 3.2 of the OMIPP did not clearly state that any shares of our common stock that are withheld for the payment of the exercise price of an award or to satisfy withholding taxes will not be added back to the number of shares of our common stock that would be available for future grant under the OMIPP.

        In order to ensure that the OMIPP clearly states that shares withheld for payment of the exercise price of an award or to satisfy withholding taxes will not become available for the future grant of awards under the OMIPP, we have amended Section 3.2 of the OMIPP. The text of the Section 3.2 of the OMIPP is deleted in its entirety and replaced with a new Section 3.2 as follows (additions and deletions shown):

  "3.2    Accounting for Awards; Fungible Shares. For purposes of this Section 3, on and after the effective date of this amendment and restatement of the Plan, an Award, other than a Full Value Award, shall reduce the aggregate number of shares of Stock available for grant~~s~~ under the Plan by the total number of shares covered by the Award~~, without reduction for shares that are withheld for payment of the exercise price or withholding taxes~~. A Full Value Award shall reduce the aggregate number of shares available for grants under the Plan by the number of shares covered by the Full Value Award multiplied by 2.25. Notwithstanding any Plan provision to the contrary, shares withheld for payment of the exercise price of an Award and/or shares withheld to satisfy withholding taxes shall not be added back to the number of shares available for the future grant of Awards."

        Your vote is very important to us.    Whether you plan to attend the meeting or not, please review our proxy materials and request a proxy card to sign, date, and return or submit your proxy or voting instruction card, as applicable, by telephone or through the internet. Instructions for each type of voting are included in the Notice of Internet Availability of Proxy Materials that you received.